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                                  EXHIBIT 11.1

                          AMERICAN ECOLOGY CORPORATION
                STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS

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
                                        Primary Computation                   Fully Diluted Computation
                               -------------------------------------    --------------------------------------
                                  Three Months         Six Months         Three Months          Six Months
                                     Ended                Ended               Ended               Ended
                                 September 30,        September 30,       September 30,       September 30,
                               -----------------    -----------------   -----------------   ------------------
                                 1995      1994      1995       1994      1995      1994      1995       1994
                               -------    ------   --------    ------   -------    ------   -------     ------

Net income (loss)              $(2,232)   $1,069   $(36,617)   $2,592   $(2,232)   $1,069   $(36,617)   $2,592
                               =======    ======   ========    ======   =======    ======   ========    ======
Weighted average shares
 outstanding:
 Common shares outstanding
  at end of period               7,826     7,819      7,826     7,819     7,826     7,819      7,826     7,819
 Effect of using weighted
  average common and
  common equivalent shares
   outstanding                      --        --         (4)       --        --        --         (4)       --
 Effect of shares issuable
  under stock option plans
  based on the treasury
   stock method                     --         4         --        11        --         4         --        13
                               -------    ------   --------    ------   -------    ------   --------    ------

  Shares used in computing
   earnings (loss) per
   share                         7,826     7,823      7,822     7,830     7,826     7,823      7,822     7,832
                               =======    ======   ========    ======   =======    ======   ========    ======

Earnings (loss) per share      $ (0.29)   $ 0.14   $  (4.68)   $ 0.33   $ (0.29)   $ 0.14   $  (4.68)   $ 0.33
                               =======    ======   ========    ======   =======    ======   ========    ======
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